As filed with the Securities and Exchange Commission on May 13, 2003
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------
                              ITT INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

             Indiana                                     13-5158950
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)
                                -----------------
                               4 West Red Oak Lane
                             White Plains, NY 10604
          (Address, including zip code, of principal executive offices)
                                -----------------
                              ITT INDUSTRIES, INC.
                           2003 EQUITY INCENTIVE PLAN
                            (Full title of the plan)
                                -----------------
                            Kathleen S. Stolar, Esq.
             Vice President, Secretary and Associate General Counsel
                              ITT Industries, Inc.
                               4 West Red Oak Lane
                             White Plains, NY 10604
                                 (914) 641-2000
                      (Name, address, and telephone number,
                   including area code, of agent for service)
                                -----------------
                                   Copies to:
                            Elizabeth W. Powers, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                               New York, NY 10019
                                 (212) 424-8000
                                -----------------
                         CALCULATION OF REGISTRATION FEE

 ---------------------------------------------------------------------------------------------------------------------------
                                                                Proposed maximum       Proposed maximum
    Title   of    securities    to   be     Amount to be       offering price per     aggregate offering      Amount of
    registered                             registered (1)          share (2)              price (2)        registration fee
 ---------------------------------------------------------------------------------------------------------------------------
    Common  stock  ($1  par  value  per    6,100,000 shares           $60.23              $367,403,000         $29,723
    share)
 ---------------------------------------------------------------------------------------------------------------------------
    Series A participating cumulative      6,100,000 rights             -                       -                 -
    preferred stock purchase rights (3)
 ---------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.
(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low sale prices of the Company's common stock as reported in the consolidated reporting system on May 8, 2003.
(3) The Series A participating cumulative preferred stock purchase rights are appurtenant to and trade with the common stock. The value attributable to the rights, if any, is reflected in the market value of the common stock and the registration fee for the rights is included in the fee for the common stock.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     We hereby incorporate by reference the following documents that we have filed with the Securities and Exchange Commission (File No. 1-5627):

     1.   Annual Report on Form 10-K for the year ended December 31, 2002;

     2.   Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

     3.   Current Report on Form 8-K filed on April 23, 2003;

     4. Description of our common stock contained in the registration statement on Form 8-A filed on May 13, 2003, and any amendments thereto; and

     5. Description of the preferred stock purchase rights contained in the registration statement on Form 8-A filed on December 20, 1995, as amended by Form 8-A/A, filed on May 13, 2003, and further amendments thereto.

         All documents that we subsequently file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to filing a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities that have not been sold shall be deemed incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

      Vincent A. Maffeo, Esq., Senior Vice President and General Counsel of ITT Industries, has given his opinion on the legality of the common stock and the preferred stock purchase rights offered pursuant to this registration statement.

         As of May 9, 2003, Mr. Maffeo owned 174,345 shares of ITT Industries common stock, including shares that may be acquired within 60 days pursuant to the exercise of stock options. Mr. Maffeo is acquiring additional shares of ITT Industries common stock at regular intervals through employee stock plans.

Item 6.  Indemnification of Directors and Officers.

      Sections 23-1-37-8 and 23-1-37-13 of the Indiana Business Corporation
Law ("IBCL") provide that the Company may indemnify any individual made a party to a proceeding (including a proceeding by or in the right of the Company) because the individual is or was a director, officer, employee or agent of the Company against liability incurred in the proceeding if the individual acted in good faith and reasonably believed (i) in the case of conduct in the individual's official capacity with the Company, that the individual's conduct was in the Company's best interests and (ii) in all other cases, that the individual's conduct was at least not opposed to the Company's best interests. In the case of any criminal proceeding, the individual must have had either reasonable cause to believe the conduct was lawful or no reasonable cause to believe that it was unlawful. The Company's By-laws provide for the above indemnification of directors and officers.

         Sections 23-1-37-9 and 23-1-37-13 of the IBCL provide that the Company, unless limited by its articles of incorporation, must indemnify a director or officer who was wholly successful in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the Company against reasonable expenses incurred by the director or officer in connection with the proceeding. The Company's Articles of Incorporation do not limit the indemnification provided by the IBCL.

     The Company also has provided liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers and has entered into an indemnification agreement with each of its outside directors. Under its form of indemnification agreement, the Company agrees to indemnify such directors against all expenses, liabilities or losses incurred by the directors in their capacity as such: (i) to the fullest extent permitted by applicable law; (ii) as provided in the By-laws of the Company as in effect on the date of such agreement; and (iii) in the event the Company does not maintain the aforementioned insurance or comparable coverage, to the full extent provided in the applicable policies as in effect on the date of such agreement (the Company's obligations described in (ii) and (iii) being subject to certain exceptions).

Item 8.  Exhibits.

Exhibit No.         Description
-----------         -----------
4(a)*               ITT Industries, Inc.'s Restated Articles of Incorporation,
                    filed as Exhibit 3(i) to Form 10-Q for the quarterly period ended June 30, 1997, in File No. 1-5627.

4(b)* Form of Rights Agreement between ITT Indiana, Inc. and The Bank of New York, as Rights Agent, filed as Exhibit 1 to Form 8-A dated December 20, 1995, in File No. 1-5627.

4(c)*               ITT Industries, Inc.'s By-laws, as amended, filed as
                    Exhibit 3(c) to Form 10-K for the year ended
                    December 31, 2002, in File No. 1-5627.

5 Opinion of Vincent A. Maffeo, Esq., Senior Vice President and General Counsel of ITT Industries.

23(a)               Consent of Deloitte & Touche LLP.

23(b) Explanation Concerning Absence of Current Written Consent of Arthur Andersen LLP.

23(c) Consent of Vincent A. Maffeo, Esq. (included in his opinion filed as Exhibit 5).

24                  Power of Attorney (included on the signature page hereof).

----------------
*Previously filed and incorporated herein by reference.

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints VINCENT
A. MAFFEO and KATHLEEN S. STOLAR, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all such capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains and State of New York, on the 13th day of May, 2003.

                                ITT Industries, Inc.


                                By:      /s/ Edward W. Williams
                                         -----------------------------------
                                         Edward W. Williams
                                         Senior Vice President and Corporate
                                         Controller


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                Date
                ---------                                    -----                                ----

/s/ Louis J. Giuliano                       Chairman, President and Chief Executive           May 13, 2003
------------------------------------                        Officer
(Louis J. Giuliano)

/s/ David J. Anderson                           Senior Vice President and Chief               May 13, 2003
------------------------------------                   Financial Officer
(David J. Anderson)                              (Principal Financial Officer)

/s/ Edward W. Williams                        Senior Vice President and Corporate             May 13, 2003
------------------------------------                       Controller
(Edward W. Williams)                             (Principal Accounting Officer)



                Signature                                    Title                                Date
                ---------                                    -----                                ----
/s/ Rand V. Araskog                                         Director                          May 13, 2003
------------------------------------
(Rand V. Araskog)

/s/ Curtis J. Crawford                                      Director                          May 13, 2003
------------------------------------
(Curtis J. Crawford)

/s/ Christina A. Gold                                       Director                          May 13, 2003
------------------------------------
(Christina A. Gold)

/s/ Ralph F. Hake                                           Director                          May 13, 2003
------------------------------------
(Ralph F. Hake)

/s/ John J. Hamre                                           Director                          May 13, 2003
------------------------------------
(John J. Hamre)

/s/ Raymond W. LeBoeuf                                      Director                          May 13, 2003
------------------------------------
(Raymond W. LeBoeuf)

/s/ Frank T. MacInnis                                       Director                          May 13, 2003
------------------------------------
(Frank T. MacInnis)

/s/ Linda S. Sanford                                        Director                          May 13, 2003
------------------------------------
(Linda S. Sanford)

/s/ Markos I. Tambakeras                                    Director                          May 13, 2003
------------------------------------
(Markos I. Tambakeras)

                                  EXHIBIT INDEX

Exhibit No.            Description
-----------            -----------
4(a)*                  ITT Industries, Inc.'s Restated Articles of
                       Incorporation, filed as Exhibit 3(i) to Form 10-Q for the quarterly period ended June 30, 1997, in File
                       No. 1-5627.

4(b)* Form of Rights Agreement between ITT Indiana, Inc. and The Bank of New York, as Rights Agent, filed as
                       Exhibit 1 to Form 8-A dated December 20, 1995, in File No. 1-5627.

4(c)*                  ITT Industries, Inc.'s By-laws, as amended, filed as
                       Exhibit 3(c) to Form 10-K for the year ended
                       December 31, 2002, in File No. 1-5627.  Opinion of
5 Vincent A. Maffeo, Esq., Senior Vice President and General Counsel of ITT Industries.

23(a)                  Consent of Deloitte & Touche LLP.

23(b) Explanation Concerning Absence of Current Written Consent of Arthur Andersen LLP.

23(c) Consent of Vincent A. Maffeo, Esq. (included in his opinion filed as Exhibit 5).

24 Power of Attorney (included on the signature page hereof).

----------------
*Previously filed and incorporated herein by reference.